UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 5, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 7, 2006, we entered into a consulting agreement with Orchestra Partners, LLC ("Orchestra"), pursuant to which Orchestra will provide certain investor relations, public relations, corporate finance and other consulting services. Under this agreement, Orchestra will be paid $15,000 per month, with a commitment for a minimum of a six-month term. Orchestra's sole member and manager is David Hochman, a director of the Company and a former affiliate of Spencer Trask & Co.

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is $0.02 per share. The noteholders also received a total of 1,200,000,000 warrants to purchase our common stock at $0.02 per share.

On June 5, 2006 thirteen noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $666,250 for 33,312,500 shares of our common stock.

On June 7, 2006 fifteen noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $795,000 for 39,750,000 shares of our common stock.

On June 8, 2006 thirteen noteholders exercised the first tranche of their warrants at $0.02 per share by paying the total exercise price of $678,750 for 33,937,500 shares of our common stock.

On June 8, 2006, one noteholder converted $25,000 of outstanding principal balance plus accrued interest of $488.89 into 1,274,445 shares of common stock pursuant to the terms of his note at $0.02 per share.

The 107,000,000 warrant exercise shares and the 1,274,445 note conversion shares and were issued to the accredited investor noteholders pursuant to the Securities Act Section 4(2) and Section 3(a)(9) registration exemptions, respectively.

As previously reported, our placement agent in the 2006 Private Placement, Spencer Trask Ventures, Inc. ("STVI") is entitled to receive $0.01 and an additional seven-year placement agent warrant for each five noteholder warrants which are exercised. The exercise price of the additional placement agent warrants will be at $0.02 per share. STVI, which is an affiliate of Kevin Kimberlin, who is a director and major stockholder of us, has allocated a portion of the additional placement agent warrants to various brokers and employees and its parent company. As a result of the exercise of 107,000,000 noteholder warrants as described above, STVI became entitled to $214,000 in cash and 21,400,000 additional placement agent warrants. These additional placement agent warrants will be issued to STVI and its assignees pursuant to the Securities Act Section 4(2) registration exemption.

The aggregate outstanding principal balance of the notes is now $7,602,500.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

June 9, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer & Chief Financial Officer